EXHIBIT 22.1

                SUBSIDIARY OF WEST METRO FINANCIAL SERVICES, INC.

                FIRST NATIONAL BANK WEST METRO (IN ORGANIZATION)
               TO BE ORGANIZED UNDER THE LAWS OF THE UNITED STATES


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